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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 2003 relating to the financial statements, which appears in Concord Communications, Inc.'s Annual Report on Form 10-K as of and for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
January 22, 2004